EXHIBIT 10.10

Federated Retail Holdings, Inc.
(f/k/a The May Department Stores Company, a New York corporation),

Federated Department Stores, Inc.
(successor to The May Department Stores Company, a Delaware corporation)

and

J.P. Morgan Trust Company, National Association, Trustee

First Supplemental Trust Indenture

Dated as of August 30, 2005

Supplementing that certain

Indenture

among

The May Department Stores Company,
a New York corporation,

The May Department Stores Company,
a Delaware corporation,

and

J.P. Morgan Trust Company, National Association, Trustee

Dated as of July 20, 2004

Evidencing the Succession of Federated Department Stores, Inc. to
The May Department Stores Company, a Delaware corporation,
and the Assumption by Federated Department Stores, Inc. of
the obligations and covenants of The May Department Stores Company, a Delaware corporation, under the Indenture and the Securities

First supplemental trust indenture

FIRST SUPPLEMENTAL TRUST INDENTURE, dated as of August 30, 2005, by and among Federated Retail Holdings, Inc. (f/k/a The May Department Stores Company ("May New York")), a corporation duly organized and existing under the laws of the State of New York ("Federated Holdings"), Federated Department Stores, Inc. (as successor to The May Department Stores Company, a Delaware corporation ("May Delaware")), a corporation duly organized and existing under the laws of the State of Delaware ("Federated"), and J.P. Morgan Trust Company, National Association, as Trustee ("Trustee"), supplementing that certain Indenture, dated as of July 20, 2004, among May New York, May Delaware and Trustee (the "Indenture").

RECITALS:

A. Pursuant to Section 8.01 of the Indenture, May Delaware is not permitted to merge with any other corporation unless, among other things, such successor Person expressly assumes, in the form of a supplemental indenture, all of the obligations and covenants of May Delaware under the Indenture and the Securities.

B. Pursuant to the Agreement and Plan of Merger, dated as of February 27, 2005, among Federated, Milan Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Federated ("Merger Sub"), and May Delaware, May Delaware merged with and into Merger Sub (the "Merger"). Immediately following the Merger, Merger Sub merged with and into Federated.

C. Pursuant to Section 9.01 of the Indenture, Federated Holdings, Federated (as successor to May Delaware) and Trustee are entering into this Supplemental Indenture, without the consent of any Holders, to evidence the succession of Federated to May Delaware and the assumption by Federated of all of the obligations and covenants of May Delaware under the Indenture and in the Securities.

D. Unless otherwise defined, all capitalized terms used herein that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

Now, Therefore, This Supplemental Indenture Witnesseth:

In order to evidence the succession of Federated to May Delaware and the assumption by Federated of all of the obligations and covenants of May Delaware under the Indenture and the Securities, it is mutually agreed as follows:

ARTICLE I. SUCCESSION AND ASSUMPTION OF OBLIGATIONS.

Section 1.1. - Succession and Assumption of Obligations.

Effective as of the date hereof, Federated hereby (a) succeeds to, is substituted for and may exercise every right and power of May Delaware under the Indenture with the same effect as if Federated had been named as Guarantor in the Indenture, and (b) assumes all of the obligations of May Delaware under the Indenture and the Securities, including all covenants of May Delaware contained in the Indenture, the Securities and the Guarantees, as the case may be.

ARTICLE II. MISCELLANEOUS.

Section 2.1. - Reference to and Effect on the Indenture.

This Supplemental Indenture shall be construed as supplemental to the Indenture and all of the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby (a) incorporated by reference in this Supplemental Indenture and (b) ratified, confirmed and approved.

Section 2.2. - Supplemental Indenture May be Executed in Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.3. - Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESSETH WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

[Seal] Attest: Name: Christopher M. Kelly Title: Associate Counsel	FEDERATED DEPARTMENT STORES, INC. By: /s/ Dennis J. Broderick Name: Dennis J. Broderick Title: Senior Vice President, General Counsel and Secretary
[Seal] Attest: Name: Christopher M. Kelly Title: Associate Counsel	FEDERATED RETAIL HOLDINGS, INC. By: /s/ Brian M. Szames Name: Brian M. Szames Title: Vice President and Treasurer
Attest: Name: Janice Ott Rotunno Title: Vice President	J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: /s/ Renee Johnson Name: Renee Johnson Title: Vice President

STATE OF OHIO

COUNTY OF HAMILTON

On this 30th day of August 2005, before me personally came Dennis J. Broderick, to me known, who, being by me duly sworn, did depose and say that he/she is a Senior Vice President, General Counsel and Secretary of FEDERATED DEPARTMENT STORES, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument in such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Dianne M. Webber

  Notary Public, State of Ohio

  My Commission Expires: November 17, 2007

  STATE OF OHIO

  COUNTY OF HAMILTON

  On this 30th day of August 2005, before me personally came Brian M. Szames, to me known, who, being by me duly sworn, did depose and say that he/she is a Vice President and Treasurer of FEDERATED RETAIL HOLDINGS, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument in such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Dianne M. Webber

  Notary Public, State of Ohio

  My Commission Expires: November 17, 2007

  STATE OF ILLINOIS

  COUNTY OF COOK

  On this 30th day of August 2005, before me personally came Renee Johnson, to me known, who, being by me duly sworn, did depose and say that he/she is a Vice President of J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, one of the entities described in and which executed the above instrument, and that he/she signed his/her name thereto by the authority of the Board of Directors of said entity.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Rebekah S. Cole

  Notary Public, State of Illinois

  My Commission Expires: February 27, 2007